Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
The Advisors Inner Circle Fund

In planning and performing our audits of the financial statements of the Cambiar Opportunity Fund, Cambiar International Equity Fund,
Cambiar Conquistador Fund, and Cambiar Aggressive Value Fund (the
Funds) of The Advisors Inner Circle Fund as of and for the year ended
April 30, 2008, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control activities over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However, we noted the following deficiency involving the control procedures and its operation that we consider to be a material weakness as defined above.
This deficiency was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of the Funds for the year ended April 30, 2008, and this report does not affect our report on the financial statements of the Funds dated June 30, 2008. The Funds controls related to the accounting for certain derivative investments (contracts for differences) were not designed to properly record changes in unrealized appreciation/depreciation related to changes in foreign currency exchange rates. As a result of this material weakness, audit adjustments were recorded to the fiscal year 2008 financial statements and financial highlights of the Cambiar International Equity Fund. Management of the Funds has informed us that they have remediated this material weakness subsequent to April 30, 2008. However, we have not tested the design and operating effectiveness of these revised controls.
This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

	ERNS
T & YOUNG LLP

Philadelphia, Pennsylvania
June 30, 2008






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